Exhibit 99

NEWS RELEASE

CONTACT:
Randi Sonenshein
Senior Vice President, Finance and Strategy
713-346-2430
(rsonenshein@stagestores.com)

FOR IMMEDIATE RELEASE

Stage Stores Board Declares Quarterly Cash Dividend

HOUSTON, TX, May 22, 2015 - Stage Stores, Inc. (NYSE: SSI) today announced that its Board of Directors has declared a quarterly cash dividend of 14.0 cents per share on the Company’s common stock, payable on June 17, 2015 to shareholders of record at the close of business on June 2, 2015.

Stage Stores, Inc. operates 853 specialty department stores in 40 states and a direct-to-consumer channel under the BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE nameplates. The Company’s stores, predominantly located in small towns and communities, and direct-to-consumer business offer a moderately priced, broad selection of trend-right, brand name apparel, accessories, cosmetics, footwear and home goods for the entire family. The Company’s direct-to-consumer channel includes its e-commerce website and Send program. Its e-commerce website features assortments of merchandise similar to that found in its stores, as well as products available exclusively online. The Send program allows customers in the stores to have merchandise shipped directly to their homes if the merchandise is not available in the local store. For more information about Stage Stores, visit the Company’s website at www.stagestoresinc.com.

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